Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference of our report dated February 8, 2016, with respect to the financial statements of WRB Refining LP included in this Annual Report (Form 10-K) of Phillips 66 for the year ended December 31, 2015, in the following Registration Statements.

Phillips 66	Form S-3	File No. 333-181079

Phillips 66	Form S-8	File No. 333-181080

Phillips 66	Form S-8	File No. 333-188564

Phillips 66	Form S-3	File No. 333-207923

/s/ Ernst & Young LLP
Tulsa, Oklahoma
February 19, 2016